SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant

Filed by a Party other than the Registrant

Check the appropriate box:

   Preliminary Proxy Statement
   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
   Definitive Proxy Statement
   Definitive Additional Materials
   Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

AXT, Inc.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

AXT, INC.

4281 Technology Drive
Fremont, California 94538

April 22, 2002

To our stockholders:

      You are cordially invited to attend the annual meeting of stockholders of AXT, Inc. on May 21, 2002 at 10:00 a.m. Pacific Daylight Time, at 4281 Technology Drive, Fremont, California 94538.

      The matters expected to be acted upon at the meeting are described in detail in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. Also enclosed is a copy of the 2001 AXT, Inc. Annual Report, which includes audited financial statements and certain other information.

      It is important that you use this opportunity to take part in the affairs of AXT, Inc. by voting on the business to come before this meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. Returning the proxy card does not deprive you of your right to attend the meeting and vote your shares in person.

      We look forward to seeing you at the meeting.

Sincerely,

Morris S. Young
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION
PROPOSAL NUMBER ONE ELECTION OF DIRECTORS
PROPOSAL NUMBER TWO RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
PRINCIPAL ACCOUNTING FIRM FEES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION AND OTHER MATTERS
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATE OPTION EXERCISES FOR FISCAL 2001 AND FISCAL 2001 YEAR-END VALUES
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
COMPARISON OF STOCKHOLDER RETURN
STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING
TRANSACTION OF OTHER BUSINESS
Proxy for 2002 Annual Meeting of Stockholders

AXT, INC.

4281 Technology Drive
Fremont, California 94538

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 21, 2002

Dear Stockholder:

      You are invited to attend the annual meeting of stockholders of AXT, Inc., which will be held on May 21, 2002 at 10:00 a.m., Pacific Daylight Time, at 4281 Technology Drive, Fremont, California 94538, for the following purposes:

1.	To elect two Class I directors to hold office for a three-year term and until their successors are elected and qualified.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2002.

3.	To transact such other business as may properly come before the meeting.

      Stockholders of record at the close of business on March 25, 2002, are entitled to notice of, and to vote at, this meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at our principal offices located at 4281 Technology Drive, Fremont, California 94538.

By order of the board of directors,

Donald L. Tatzin
Secretary

April 22, 2002

Fremont, California

STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. PROXIES ARE REVOCABLE, AND ANY STOCKHOLDER MAY WITHDRAW HIS OR HER PROXY PRIOR TO THE TIME IT IS VOTED, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

AXT, INC.

4281 Technology Drive
Fremont, California 94538

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

       The accompanying proxy is solicited by the board of directors of AXT, Inc., a Delaware corporation (“AXT” or the “Company”), for use at the annual meeting of stockholders to be held May 21, 2002, or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The date of this proxy statement is April 22, 2002, the approximate date on which this proxy statement and the accompanying form of proxy card were first sent or given to our stockholders.

GENERAL INFORMATION

      Annual Report. Our annual report for the year ended December 31, 2001, is enclosed with this proxy statement.

      Voting Securities. Only common stockholders of record as of the close of business on March 25, 2002, will be entitled to vote at the meeting and any adjournment thereof. As of that date, there were 22,432,192 shares of our common stock, par value $.001 per share, issued and outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the annual meeting. Common stockholders may vote in person or by proxy. Each stockholder of record as of that date is entitled to one vote for each share of common stock held on the proposals presented in this proxy statement. Our bylaws provide that a majority of all of the shares of our capital stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum. Our Series A preferred stock is not entitled to vote on any matter to be voted on by the stockholders, except as otherwise required by law, and is not entitled to vote at this meeting.

      Solicitation of Proxies. We will bear the cost of soliciting proxies. We will solicit stockholders by mail through our employees, and will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have our stock registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. We may use the services of our officers, directors and others to solicit proxies, personally or by telephone, without additional compensation. In addition, we have retained Regan & Associates, Inc., a proxy solicitation firm, for assistance in connection with the annual meeting at a cost of approximately $3,500.

      Voting of Proxies. All valid proxies received prior to the meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is voted, by delivering to the Secretary of the Company at our principal offices located at 4281 Technology Drive, Fremont, California 94538, a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

PROPOSAL NUMBER ONE

ELECTION OF DIRECTORS

      We have a classified board of directors which currently consists of five directors, two of whom are Class I directors, two of whom are Class II directors, and one who is a Class III director. Class I, Class II and Class III directors serve until the annual meeting of stockholders to be held in 2002, 2003 and 2004, respectively. All directors serve until their respective successors are duly elected and qualified. Directors in a class are elected for a term of three years to succeed the directors in that class whose terms expire at such annual meeting.

      The terms of each Class I director will expire on the date of the upcoming meeting. Accordingly, two persons are to be elected to serve as Class I directors. Management’s nominees for election by the stockholders to Class I of our board of directors are Morris S. Young and David C. Chang, the current Class I members of the board of directors. If elected, the nominees will serve as directors until our annual meeting of stockholders in 2005, and until their successors are elected and qualified. If either nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election, the proxies may be voted for substitute nominees as the board of directors may designate, although management knows of no reason why this would occur.

Vote Required and Board of Directors’ Recommendation

      If a quorum is present and voting at the annual meeting of stockholders, the nominees for Class I directors receiving the highest number of votes cast will be elected. Abstentions and broker non-votes will have no effect on the outcome of the vote. Shares of Series A Preferred stock are not entitled to vote on this matter.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED ABOVE.

      The table below sets forth the names and certain information about our directors, including the Class I nominees to be elected at this meeting.

			Director
Name	Principal occupation with AXT	Age	since

Class I directors nominated for election at the 2002 annual meeting of stockholders:
Morris S. Young	Chairman of the Board of Directors, President and Chief Executive Officer	57	1989
David C. Chang	Director	60	2000
Class II directors whose terms expire at the 2003 annual meeting of stockholders:
Jesse Chen	Director	43	1998
Donald L. Tatzin	Chief Financial Officer and Director	50	1998
Class III director whose term expires at the 2004 annual meeting of stockholders:
B.J. Moore	Director	65	1998

      Morris S. Young, Ph.D. co-founded AXT in 1986 and has served as our chairman of the board of directors since February 1998 and as our president, chief executive officer and a director since 1989. From 1985 to 1989, Dr. Young was a physicist at Lawrence Livermore National Laboratory. Dr. Young has a B.S. degree in metallurgical engineering from Chengkung University, Taiwan, a M.S. degree in Metallurgy from Syracuse University, and a Ph.D. in metallurgy from Polytechnic University.

      David C. Chang, Ph.D. has served as one of our directors since December 14, 2000, filling the board position vacated by Theodore Young, who resigned from the board in August 2000. Dr. Chang has served as president of Polytechnic University in New York since 1994. Previously, Dr. Chang was dean of the College of Engineering and Applied Sciences at Arizona State University. Dr. Chang served as director of the NSF/ Industry Corporate Research Center for Microwave and Millimeter-Wave Computer Aided Design from 1981 to 1989. Dr. Chang has a M.S. degree and a Ph.D. in applied physics from Harvard University and a B.S. degree in electrical engineering from National Cheung-Kung University in Taiwan.

      Jesse Chen has served as one of our directors since February 1998. Since May 1997, Mr. Chen has served as a managing director of Matron Venture, an investment company. From 1990 to 1996, Mr. Chen co-founded BusLogic, Inc., a computer peripherals company, and served as its chief executive officer. Mr. Chen serves on the board of directors of several private companies. Mr. Chen has a B.S. degree in aeronautical engineering from Chenkung University, Taiwan and a M.S. degree in electrical engineering from Loyola Marymount University.

      Donald L. Tatzin has served as one of our directors since February 1998 and as our chief financial officer since August 2000. From April 2000 to August 2000, Mr. Tatzin served as our interim chief financial officer. From 1993 to 1998, Mr. Tatzin served as executive vice president of Showboat, a gaming company. In addition, from April 1995 to October 1996, Mr. Tatzin served as a director for Sydney Harbour Casino, an Australian gaming company and from April 1996 to October 1996, as its chief executive officer. From 1976 to 1993, Mr. Tatzin was a director and consultant with Arthur D. Little. Mr. Tatzin has a B.S. degree in economics and B.S. and M.S. degrees in city planning from the Massachusetts Institute of Technology and a M.S. degree in economics from Australian National University.

      B.J. Moore has served as one of our directors since February 1998. Since 1991, Mr. Moore has been self-employed as a consultant and has served as a director of several technology-based companies. Mr. Moore currently serves on the board of directors of Dionex Corporation, an ion chromatography systems company, as well as several private companies. Mr. Moore has B.S. and M.S. degrees in electrical engineering from the University of Tennessee.

Board of Directors’ Committees and Meetings

      During the fiscal year ended December 31, 2001, the board of directors held nine (9) meetings, the audit committee of the board held four (4) meetings, and the compensation committee of the board held two (2) meetings. The board does not have a nominating committee or a committee performing the functions of a nominating committee. No director attended fewer than 75% of the total number of meetings of the board and all of the committees of the board on which such director served that were held during that period.

      The members of the audit committee during 2001 were David C. Chang, Jesse Chen and B.J. Moore. The audit committee’s functions include:

•	review with the independent auditors and our management of the annual financial statements and independent auditors’ opinion;

•	review the scope and results of the examination of our financial statements by the independent auditors;

•	approve all professional services and related fees performed by the independent auditors;

•	recommend the retention of the independent auditors to the board, subject to ratification by the stockholders; and

•	periodically review our accounting policies and internal accounting and financial controls.

      The audit committee also oversees actions taken by our independent auditors, recommends the engagement of auditors and reviews our internal audits.

      All members of the audit committee are “independent” in accordance with the National Association of Securities Dealers, Inc. (“NASD”) Rules 4310(c)(26)(B)(i) and 4200(a)(15) that are currently applicable to us. The information contained in this paragraph shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that we specifically incorporate it by reference in such filing.

      For additional information concerning the audit committee, see “Report of the Audit Committee” and “Principal Accounting Firm Fees.”

Compensation Committee Interlocks and Insider Participation

      The members of our compensation committee during 2001 were David C. Chang, Jesse Chen, and B. J. Moore. The compensation committee reviews and determines the salary and bonus criteria of and stock option grants to all executive officers of the Company. During fiscal 2001, none of our executive officers and no member of our compensation committee served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee. For additional information concerning the compensation committee, see “Report of the Compensation Committee of the Board of Directors on Executive Compensation.”

PROPOSAL NUMBER TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The board of directors has selected PricewaterhouseCoopers LLP as independent auditors to audit our financial statements for the fiscal year ending December 31, 2002. PricewaterhouseCoopers LLP has acted in such capacity since its appointment during the fiscal year ended December 31, 1997. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting of stockholders with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

Vote Required and Board of Directors’ Recommendation

      The affirmative vote of a majority of the votes cast at the annual meeting of stockholders, at which a quorum representing a majority of all outstanding shares of our common stock is present and voting, either in person or by proxy, is required for approval of this proposal. Shares of Series A preferred stock shall not be entitled to vote on this matter. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not have any effect on the outcome of the proposal.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002.

PRINCIPAL ACCOUNTING FIRM FEES

      The following table sets forth the aggregate fees billed to US for the fiscal year ended December 31, 2001 by our principal accounting firm, PricewaterhouseCoopers LLP:

Audit Fees	$264,830
Financial Information Systems Design and Implementation Fees	$0
All Other Fees	$0

      We did not engage PricewaterhouseCoopers LLP to provide advice regarding financial information systems design and implementation during the year ended December 31, 2001.

      Fees billed to us by PricewaterhouseCoopers LLP during the year ended December 31, 2001 for all other non-audit services included accounting advice and tax services. Our audit committee has considered the role of PricewaterhouseCoopers LLP in providing non-audit services to us and has concluded that such services provided by PricewaterhouseCoopers LLP are compatible with maintaining its independence as our auditors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information, as of March 25, 2002, with respect to the beneficial ownership of the Company’s common stock by:

•	each stockholder known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our directors and director nominees;

•	each of our executive officers named in the Summary Compensation Table below; and

•	all executive officers and directors of AXT as a group.

      Except as otherwise indicated, the address of each beneficial owner is c/o AXT, Inc., 4281 Technology Drive, Fremont, California 94538.

      Except as indicated in the footnotes to the table, we believe that the persons named in the table have sole voting and dispositive power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable. For each named person, this percentage includes common stock of which such person has the right to acquire beneficial ownership either currently or within 60 days of March 25, 2002, including upon exercise of stock options; however, such common stock shall not be deemed outstanding for the purpose of completing the percentage owned by any other person. Percentages of beneficial ownership is based upon 22,432,192 shares of common stock outstanding on March 25, 2002.

	Shares Owned

	Number of	Percentage of
	Shares	Shares
	Beneficially	Beneficially
Name and Address of Beneficial Owners	Owned	Owned

Morris S. Young(1)	1,945,646	8.7%
Merrill Lynch(2)	1,496,380	6.7%
800 Scudders Mill Road
Plainsboro, NJ 08536
Davis Zhang(3)	210,833	*
Donald L. Tatzin(4)	60,258	*
Jesse Chen(5)	31,250	*
B.J. Moore(6)	31,250	*
David Chang(7)	7,083	*
All directors and executive officers as a group (6 persons)	2,286,320	10.2%

*	Less than 1%

(1)	Includes 711,071 shares held by the Morris & Vicke Young Trust, 1,044,200 shares held by the Morris Young Family Ltd. Partnership, 96,208 directly held by Morris Young and 20,000 shares held by the minor children of Morris Young, and 54,167 shares subject to options exercisable within 60 days of March 25, 2002. Also includes 20,000 shares held jointly by George Liu, Morris Young’s father-in-law, and Vicke Young, Morris Young’s spouse, of which Morris Young disclaims beneficial ownership.

(2)	Information based on Schedule 13G filed by the stockholder with the Securities and Exchange Commission on February 5, 2002, Merrill Lynch beneficially owns 1,496,380 shares of common stock.

(3)	Includes 45,000 shares directly held by Davis Zhang, 29,000 shares held by Xian-Ming Zhang, Mr. Zhang’s spouse, 16,000 shares held by Mr. Zhang’s minor children and 120,833 shares subject to options exercisable within 60 days of March 25, 2002.

(4)	Includes 58,958 shares subject to options exercisable within 60 days of March 25, 2002.

(5)	Includes 31,250 shares subject to options exercisable within 60 days of March 25, 2002.

(6)	Includes 23,750 shares subject to options exercisable within 60 days of March 25, 2002.

(7)	Includes 7,083 shares subject to options exercisable within 60 days of March 25, 2002.

EXECUTIVE COMPENSATION AND OTHER MATTERS

      The following table sets forth information for the last three fiscal years concerning the total compensation of our chief executive officer and our most highly compensated executive officers (the “Named Executive

Officers”) whose total annual salary and bonus exceeded $100,000 per year for services rendered in all capacities during the last fiscal year:

Summary Compensation Table

				Long Term
				Compensation
				Awards

	Annual Compensation			Securities	All
				Underlying	Other
Name and principal position	Year	Salary	Bonus(1)	Options	Compensation(2)

Morris S. Young	2001	$195,385	$14,000	120,000	$10,781
President and Chief Executive	2000	200,000	13,000	40,000	6,749
Officer	1999	183,860	16,000	70,000	6,382
Davis Zhang	2001	$190,500	$20,000	160,000	$13,228
President, Substrate Division	2000	195,000	12,000	40,000	7,197
	1999	165,361	13,000	66,000	6,200
Donald L. Tatzin(3)	2001	$150,365	$7,000	80,000	$7,197
Senior Vice President,	2000	88,129	1,800	90,000	6,200
Chief Financial Officer	1999	—	—	—	—

(1)	Bonuses are based on performance of the Company as well as each executives individual contribution. See “Report of the Compensation Committee on Executive Compensation.”

(2)	Represents premiums paid by us for life insurance coverage and 401K matching contributions.

(3)	The salary amount shown for Donald L. Tatzin for 2000 reflects amounts earned from April 1, 2000, his initial date of employment with us, to December 31, 2000, and is based on his 2000 annual salary of $143,500.

OPTION GRANTS IN LAST FISCAL YEAR

      The following table provides the specified information concerning grants of options to purchase our common stock made during the fiscal year ended December 31, 2001 to the persons named in the Summary Compensation Table. All of these options were granted under our 1997 Stock Option Plan and have a term of ten years. All options are subject to early termination in the event the optionee’s services to the Company cease:

	Individual Grants
					Potential Realizable
		% of Total			Value at Assumed Annual
	Number of	Options			Rates of Stock Price
	Shares	Granted to			Appreciation for
	Underlying	Employees	Exercise		Option Term(4)
	Options	in Fiscal	Price Per
Name	Granted(1)	Year(2)	Share(3)	Expiration Date	5%	10%

Morris S. Young(5)	60,000	3.57%	$14.89	April 9, 2011	$561,854	$1,423,850
	60,000	3.57%	$12.12	November 7, 2011	$457,332	$1,158,970

Davis Zhang(6)	120,000	7.15%	$14.89	April 9, 2011	$1,123,709	$2,847,699
	40,000	2.38%	$12.12	November 7, 2011	$304,888	$772,646

Donald L. Tatzin(7)	40,000	2.38%	$14.89	April 9, 2011	$374,570	$949,233
	40,000	2.38%	$12.12	November 7, 2011	$304,888	$772,646

(1)	Shares subject to options generally vest and become exercisable in installments, subject to the optionee’s continued employment or service. We have a repurchase right on unvested shares. Under the terms of our 1997 Stock Option Plan, the administrator retains discretion, subject to limits, to modify the terms of outstanding options and to reprice outstanding options.

(2)	Based on total options to purchase 1,678,070 shares of our common stock granted to all employees and consultants during the fiscal year ended December 31, 2001.

(3)	All options were granted at an exercise price equal to the fair market value of our common stock on the date of grant, as determined by reference to the closing sales price as reported on the Nasdaq National Market on the date of grant.

(4)	Potential realizable values are net of exercise price, but before taxes associated with exercise, and are based upon the assumption that our common stock appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the ten-year option term. These amounts represent hypothetical gains that could be achieved for the respective options if exercised at the exercise price and sold at the end of the option term, at the appreciated price. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with rules of the Securities and Exchange Commission and do not represent our estimate or projection of the future common stock price. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall market conditions and the option holders’ continued employment through the vesting period. This table does not take into account any appreciation in the price of the common stock from the date of grant to the current date.

(5)	Options from first grant listed vest 20% on July 26, 2002, 40% over 24 months beginning August 26, 2002 and the remaining 40% over 12 months beginning August 26, 2004. Options from the second grant listed vest 25% over 12 months beginning January 31, 2002 and the remaining 75% over 12 months beginning September 1, 2005.

(6)	Options from first grant listed vest 20% on July 26, 2002, 40% over 24 months beginning August 26, 2002 and the remaining 40% over 12 months beginning August 26, 2004. Options from the second grant listed vest 25% over 12 months beginning January 31, 2002 and the remaining 75% over 12 months beginning September 1, 2005.

(7)	Options from first grant listed vest 20% on July 26, 2002, 40% over 24 months beginning August 26, 2002 and the remaining 40% over 12 months beginning August 26, 2004. Options from the second grant listed vest 25% over 12 months beginning January 31, 2002 and the remaining 75% over 12 months beginning September 1, 2005.

AGGREGATE OPTION EXERCISES FOR FISCAL 2001 AND FISCAL 2001 YEAR-END VALUES

      The following table provides specified information concerning exercises of options to purchase our common stock during fiscal 2001, and unexercised options held at December 31, 2001, by the persons named in the Summary Compensation Table:

			Number of Securities		Value of Unexercised in-
			Underlying Unexercised		the-Money Options at
	Shares		Options at 12/31/01(1)		12/31/01(2)
	Acquired on	Value
Name	Exercise	Realized	Vested	Unvested	Vested	Unvested

Morris S. Young	30,000	$395,625	34,583	215,417	$242,649	$228,271
Davis Zhang	20,000	$175,000	103,750	252,250	$921,644	$194,521
Donald L. Tatzin	9,500	$64,125	43,750	138,750	$46,438	$101,688

(1)	We have a right of repurchase as to any unvested shares upon optionee’s termination of employment at its original exercise price.

(2)	Calculated on the basis of the fair market value of the underlying securities as of December 31, 2001 of $14.43 per share, as reported as the closing price of our common stock on the Nasdaq National Market, less the aggregate exercise price.

      Shares Acquired on Exercise includes all shares underlying the option, or portion of the option, exercised, without deducting shares withheld to satisfy tax obligations sold to pay the exercise price, or otherwise disposed of. Value Realized is calculated by multiplying the difference between the market value (closing market price) at the exercise date and the exercise price by the number of shares acquired upon exercise. Value of Unexercised in-the-Money Options is calculated by multiplying the difference between the market value (closing market price) and exercise price at fiscal year end by the number of options held at fiscal year end.

      No compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year was paid pursuant to a long-term incentive plan during fiscal 2001 to any persons named in the Summary Compensation Table. We do not have any defined benefit or actuarial plan under which benefits are determined primarily by final compensation or average final compensation and years of service with any of the persons named in the Summary Compensation Table.

Compensation of Non-Employee Directors

      Each of our non-employee directors receives $1,500 per board or committee meeting, and is reimbursed for reasonable expenses. The non-employee directors are eligible to receive option grants pursuant to our 1997 Stock Option Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. These persons are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms that they file.

      Based solely on our review of the forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and persons who beneficially own more than 10% of our common stock were complied with in fiscal 2001.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

      The compensation committee is comprised of David C. Chang, Jesse Chen, and B. J. Moore, each a non-employee member of the board of directors. The compensation committee is responsible for setting and monitoring policies governing compensation of executive officers. The compensation committee reviews the performance and compensation levels for executive officers and sets salary and bonus levels and option grants under our 1997 Stock Option Plan. The objectives of the committee are to correlate executive compensation with our business objectives and performance, and to enable us to attract, retain and reward executive officers who contribute to our long-term success.

      As the industry in which the Company operates can be extremely competitive, the compensation committee believes that the compensation programs for executive officers should be designed to retain and motivate talented executives responsible for the success of the Company, and should be determined within the competitive environment within which the Company is situated and based on the achievement of business objectives, individual contribution, and financial performance. The committee’s goals are to provide a total compensation package that considers the compensation practices of companies with which the Company competes for executive officers, provides variable compensation that is linked to achievement of financial, division, and individual performance goals, and aligns the interests of the executive officers with those of the company by providing them with an equity stake in the Company. The components of the Company’s compensation policies for executive officers consists of base salary and benefits, bonuses and long-term stock option inventives.

Salary

      The compensation committee annually assesses the performance and sets the salary of the Company’s president and chief executive officer, Morris S. Young, and the other executive officers. At the beginning of the fiscal year, base salaries were established by the board of directors based on competitive compensation data, top executive’s job responsibilities, experience, individual performance and contributions to the business. No specific formula was applied to determine the weight of each factor.

      The board’s decision with regard to Dr. Young’s compensation as president and chief executive officer was based on compensation paid to presidents and chief executive officers of comparably sized companies. In addition, the compensation committee considers certain incentive objectives based on the Company’s performance as it relates to revenue levels and earnings per share levels.

      In determining executive officer salaries, the compensation committee reviews recommendations from Dr. Young, which includes information from salary surveys, performance evaluations and the financial condition of the Company. The compensation committee also establishes both financial and operational-based objectives and goals in determining executive officer salaries. These goals and objectives include sales and spending forecasts for the upcoming year and published executive compensation literature for comparably sized companies.

      For more information regarding the compensation and employment arrangements of Dr. Young and other executive officers, see “EXECUTIVE COMPENSATION AND OTHER MATTERS.”

Bonuses

      Incentive bonuses are intended to reflect the board’s belief that a significant portion of the compensation of each executive officer should be contingent on the performance of the Company, as well as the individual contribution of each executive officer. In consultation with the chief executive officer, the compensation committee annually determines the total amount of cash bonuses available for executive officers and certain other management employees. For fiscal 2001, bonus awards were contingent on the Company’s attainment of revenue and operating profit targets, set by the compensation committee in consultation with the chief executive officer. Additionally, awards may be weighted so that executives would receive proportionately higher awards when performance targets are met and proportionately smaller awards when performance targets are not met.

Stock Options

      The compensation committee believes that employee equity ownership provides significant motivation to executive officers to maximize value for our stockholders and, therefore, periodically grants stock options under our stock option plan. Stock options are granted at the current market price and will only have value if our stock price increases over the exercise price. It is the belief of the board that stock options directly motivate an executive to maximize long-term stockholder value.

      The compensation committee determines the size and frequency of option grants for executive officers, after consideration of recommendations from the chief executive officer. Recommendations for options are based upon the relative position and responsibilities of each executive officer, previous and expected contributions of each officer to the Company and previous option grants to each executive officer.

Compensation of Chief Executive Officer

      Morris S. Young has served as the Company’s president and chief executive officer since 1989. Early in 2001, the compensation committee reviewed Dr. Young’s performance with regard to performance objectives set by the board of directors in 2000, weighted among specific personal and corporate objectives, in determining his eligibility for bonus compensation. Dr. Young’s bonus compensation for fiscal 2001 was $14,000. In addition, the board of directors granted Dr. Young options to purchase 120,000 shares of AXT’s common stock based on attainment of predetermined financial and other corporate goals.

Section 162(m) of the Internal Revenue Code

      The Company has considered the provisions of Section 162(m) of the Internal Revenue Code and related Treasury Department regulations which restrict deductibility of executive compensation paid to the Company’s chief executive officer and each of the four other most highly compensated executive officers holding office at the end of any year to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under the statute or regulations. Income from options granted under the 1997 Option Plan would generally qualify for an exemption from these restrictions so long as the options are granted by a committee whose members are non-employee directors. The Company expects that the compensation committee will generally be comprised of non-employee directors, and that to the extent such committee is not so constituted for any period of time, the options granted during such period will not be likely to result in compensation exceeding $1,000,000 in any year.

Respectfully submitted by the compensation
committee

David C. Chang
Jesse Chen
B.J. Moore

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

      The audit committee oversees the Company’s financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. PricewaterhouseCoopers LLP is responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles.

      The audit committee consists of three directors, each of whom, in the judgment of the board, is an “independent director” as defined in the listing standards for The Nasdaq Stock Market. The audit committee acts pursuant to a written charter that has been adopted by the board of directors.

      The committee has discussed and reviewed with the auditors all matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The committee has met with PricewaterhouseCoopers LLP, with and without management present, to discuss the overall scope of PricewaterhouseCoopers LLP’s audit, the results of its examinations, its evaluations of the Company’s internal controls and the overall quality of its financial reporting.

      The audit committee has received from the auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors’ independence.

      Based on the review and discussions referred to above, the committee recommended to the board of directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

Respectfully submitted by the audit committee

David C. Chang
Jesse Chen
B.J. Moore

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Since January 1999, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $60,000, and in which any director, executive officer or holder of more than 5% of any class of our voting securities or members of that person’s immediate family had or will have a direct or indirect material interest other than the transactions described below.

      Equipment & Materials, a California corporation engaged in international trading and quartzware fabrication, supplies us with various raw materials from China and has manufactured quartzware for us. Christina X. Li, the sole shareholder and president of Equipment & Materials, is the wife of Davis Zhang, the president of our substrate division. Purchases from Equipment & Materials were approximately $4.7 million for the year ended December 31, 2001, $8.9 million for 2000 and $3.6 million for 1999. There was no balance due to Equipment & Materials at December 31, 2001.

      We have entered into an operating lease for warehouse space in Fremont, California with 4160 Business Center, LLC, a real estate holding company, in which Davis Zhang, the president of our substrate division, is the sole shareholder. Lease payments to 4160 Business Center, LLC were approximately $188,000 for the year ended December 31, 2001.

      In August 2000, we entered into a business transfer and acquisition agreement with Demeter Technologies, Inc., a Delaware corporation founded by Theodore S. Young, the former president of our fiber optic division and a former member of our board of directors, and Robert Shih, the former chief technology officer of our opto-electronics division. Under this agreement, we agreed to transfer certain non-core rights to Demeter relating to our research and development activities in the field of fiber optics. We have entered into non-compete agreements with Messrs. Shih and Young that prohibit them from certain activities, including the manufacture of certain VCSEL devices. We have leased to Demeter a portion of our owned facility in El Monte, California, subleased a portion of our rented facility in El Monte, California, leased certain equipment, including an MOCVD machine, and sold certain inventory relating to fiber optics. In exchange, Demeter granted to us a warrant to purchase up to 4.5 million shares of its Series A convertible preferred stock at a price of $0.5714 per share which we exercised in November 2000.

COMPARISON OF STOCKHOLDER RETURN

      Set forth below is a line graph comparing the annual percentage change in the cumulative total return to the stockholders of the Company on our common stock with the CRSP Total Return Index for the Nasdaq Stock Market (U.S. Companies) and the Nasdaq Electronic Components Index for the period commencing May 20, 1998, and ending December 31, 2001.

Comparison of Cumulative Total Return From May 20, 1998 to December 31, 2001:

AXT, Inc., Nasdaq Stock Market and Nasdaq Electronic Components

	5/20/98	12/31/98	12/31/99	12/31/00	12/31/01

AXT, Inc.	100.0	83.4	159.4	302.3	131.9
Nasdaq Stock Market (US Companies)	100.0	125.0	232.2	139.6	110.8
Nasdaq Electronic Components	100.0	147.8	274.7	225.3	153.9

(1)	Assumes that $100.00 was invested in our common stock and in each index on May 20, 1998, and that all dividends have been reinvested. No cash dividends have been declared on our common stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

      The information contained above under the captions “Report of the Compensation Committee on Executive Compensation,” “Report of the Audit Committee of the Board of Directors,” and “Comparison of Stockholder Return” shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference into such filing.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

      We have an advance notice provision under our bylaws for stockholder business to be presented at meetings of stockholders. Such provision states that in order for stockholder business to be properly brought before a meeting by a stockholder, such stockholder must have given timely notice thereof in writing to our Secretary. To be timely, such notice must be received at our principal executive offices not less than 120 calendar days in advance of the one year anniversary of the date that our proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders; except that (i) if no annual meeting was held in the previous year, (ii) if the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year’s proxy statement or (iii) in the event of a special meeting, then notice must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date was made.

      Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules established by the Securities and Exchange Commission. Proposals of stockholders intended to be presented at the 2003 annual meeting of the stockholders must be received by us at our offices located at 4281 Technology Drive, Fremont, California 94538, not later than December 17, 2002, in order that they may be considered for inclusion in our proxy statement and form of proxy for that meeting.

TRANSACTION OF OTHER BUSINESS

      At the date of this proxy statement, the only business which the board of directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By order of the board of directors

Donald L. Tatzin
Senior Vice President, Chief Financial Officer and Secretary

April 22, 2002

AXT, INC.
Proxy for 2002 Annual Meeting of Stockholders
Solicited by the Board of Directors

         The undersigned hereby constitutes and appoints Morris S. Young and Donald L. Tatzin, and each of them, as his or her true and lawful agents and proxies with full power of substitution to represent the undersigned and to vote all of the shares of stock in AXT, Inc. which the undersigned is entitled to vote at the 2002 annual meeting of stockholders to be held at 4281 Technology Drive, Fremont, California on May 21, 2002 at 10:00 a.m. Pacific Daylight Time, and at any adjournment thereof (1) as hereinafter specified upon the proposals listed below and as more particularly described in AXT’s proxy statement, receipt of which is hereby acknowledged and (2) in their discretion upon such other matters as may properly come before the meeting.

         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

         A vote FOR the following proposals is recommended by the board of directors:

1.	Election of directors listed below.

Nominees: Morris S. Young and David C. Chang

FOR	WITHHELD

INSTRUCTION: To withhold authority to vote for any nominee, mark the above box and list the name(s) of the nominee(s) in the space provided.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as AXT’s independent auditors for the fiscal year ending December 31, 2002.

FOR	WITHHELD	ABSTAIN

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

         This proxy when properly executed will be voted in the manner directed herein. If no direction is made, such shares shall be voted FOR the Company’s nominees for election to the board of directors, and for ratification of PricewaterhouseCoopers LLP, or as said proxies deem advisable on such other matters as may properly come before the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AXT, INC.

Dated ____________________, 2002 (Be sure to date Proxy)

Signatures(s)

Print Name(s)

         Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand on record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the above proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute the above proxy for a deceased stockholder should give their full title. Please date the proxy.

         Even if you are planning to attend the meeting in person, you are urged to sign and mail the proxy in the return envelope so that your stock may be represented at the meeting.